Exhibit 24(b)

CNH CAPITAL RECEIVABLES LLC

SECRETARY’S CERTIFICATE

June 18, 2014

The undersigned hereby certifies that:

1.                                      He is the duly elected, qualified, and acting Secretary of CNH Capital Receivables LLC, a duly organized and existing Delaware limited liability company (the “Company”).

2.                                      Attached hereto as Exhibit A is a true, correct, and complete copy of resolutions adopted by the Board of Directors of the Company pursuant to a Consent dated May 12, 2014.  No action has been taken to further amend, modify, or repeal such resolutions, which remain in full force and effect in the attached form as of the date hereof.

IN WITNESS WHEREOF, the undersigned has signed this certificate as of the date first written above.

CNH CAPITAL RECEIVABLES LLC

By:	/s/ Eric N. Mathison
Eric N. Mathison, Secretary

STATE OF WISCONSIN	)
	)	ss.:
COUNTY OF RACINE	)

The foregoing instrument was acknowledged before me this 18th day of June, 2014 by Eric N. Mathison, as Secretary of CNH Capital Receivables LLC, a Delaware limited liability company, on behalf of the limited liability company.  He is personally known to me or has produced                                      as identification.

NOTARY SEAL		Notary:	/s/ Marie N. Mutter
		Print Name:	Marie N. Mutter
Notary Public, State of Wisconsin
		My commission expires:	12/7/2014

EXHIBIT A

Resolutions of the Board of Directors

NOW, THEREFORE, BE IT RESOLVED that the Company is hereby authorized to effect public offering(s) of asset-backed securities in an aggregate principal amount of up to $7,000,000,000 on terms established in accordance with these resolutions;

FURTHER RESOLVED, that Steven Bierman, the Chairman and President of the Company, and Andrea Paulis, the Treasurer of the Company, or Steven Bierman or Andrea Paulis and any one of Michael Wall, a Vice President of the Company, Eric N. Mathison, the General Counsel and Secretary of the Company, Thomas N. Beckmann,  Andrea Kosagowsky, or Douglas MacLeod, each an Assistant Treasurer of the Company, (each of such officers being an “Authorized Officer”) are hereby authorized to determine: (a) the terms of each series of securities to be issued by the Company up to an aggregate amount of $7,000,000,000 (including but not limited to the aggregate principal amount of debt to be represented by those securities, the rate at which interest shall accrue on those securities (including but not limited to any default rate or, if securities are issued with original issue discount, the rate of accretion thereon), the time(s) at which payment(s) of principal shall become due on those securities and the amount of each such payment, the dates on which interest on the securities is to be paid, the extent of the Company’s right to make prepayments of amounts owed on those securities and the amount of the premium (if any) that may be payable in connection with any such prepayment, or to extend the maturity thereof); (b) the price at which the securities shall be sold; (c) all other terms governing the sale of the securities (including whether and to what extent the securities shall be sold under firm commitment underwriting arrangements, sold directly to investment bankers for subsequent public sale, sold pursuant to best efforts arrangements, sold in private placement, sold through agents, sold in the U.S. market or sold in the Euromarket or any other overseas securities market); (d) in connection with any firm commitment or best efforts underwriting, the underwriters to be utilized, the underwriting discount and other fees applicable to such underwriting, the indemnification and contribution arrangements to be made by the Company in connection with such underwriting and all other terms governing such underwriting; (e) in connection with any medium term note program, the agents to be utilized, the agents’ discounts or commissions, the indemnification and contribution arrangements to be made by the Company in connection with such program and all other terms governing such program; (f) the exchange or exchanges (if any) on which the securities shall be listed and the terms of any such listing; (g) the terms upon which the securities may be registered, qualified or otherwise cleared under Federal and state securities laws; (h) whether the securities shall be senior or subordinated to other debt of the Company; (i) whether the securities are to be in definitive or book entry form and, if the latter, the depository with respect to the securities; and (j) any other actions which the Company may take relating to the securities;

FURTHER RESOLVED, that any officer of the Company is hereby authorized to cause the Company to take any action that such officer shall deem to have been authorized in or pursuant to these resolutions (which are herein collectively called “Implementing Actions”) including but not limited to: (a) the filing with the Securities and Exchange Commission (the

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“Commission”) of a Registration Statement on Form S-3 to register the securities under the Securities Act of 1933, as amended, and such pre-effective and post-effective amendments to such Registration Statement as such officer may deem appropriate and, including after the effective date of the Registration Statement, any supplements to the prospectus filed as part of the Registration Statement which such officer may deem necessary or appropriate, in an amount necessary to increase the amount available for issuance under the Securities Act to $7,000,000,000; and (b) the execution and filing with the Commission of an application for the registration of the securities under the Securities Exchange Act of 1934 as amended, if necessary, and all additional instruments and documents that may be necessary to effectuate such registration;

FURTHER RESOLVED, that each officer and director of the Company who may be required to execute such Registration Statements or any amendments thereto is hereby authorized to execute a Power of Attorney appointing Thomas N. Beckmann his true and lawful attorney to execute in his name, place and stead, in his capacity as director or officer, or both as the case may be, such Registration Statements, and any and all amendments and post-effective amendments thereto, and all instruments necessary or incidental in connection therewith and to file the same with the Commission.  Such attorney shall have full power and authority to do and perform in the name and on behalf of each of such directors or officers, or both as the case may be, every act whatsoever requisite or necessary to be done in the premises, which each of such officers and directors, or both, might or could do in person;

FURTHER RESOLVED, that this Board of Directors hereby adopts any additional resolutions that may be requested by any governmental authority, stock exchange or any other person that any one Authorized Officer believes necessary or desirable to accomplish the Implementing Actions. The Secretary or any Assistant Secretary of the Company is hereby authorized to certify that any such resolution has been duly adopted by the Board of Directors of the Company.

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